EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

             The following unaudited pro forma condensed consolidated statements of operations give effect to Encore Capital Group, Inc’s acquisition of certain assets from Jefferson Capital Systems, LLC (“Jefferson Capital”). In these unaudited pro forma condensed consolidated financial statements, Encore Capital Group, Inc. is referred to as “we,” “us,” “our,” and “Encore.”

             On June 7, 2005, pursuant to an agreement entered into on June 2, 2005, the Company acquired certain assets, including receivable portfolios, from Jefferson Capital Systems, LLC (“Jefferson Capital”), a subsidiary of CompuCredit Corporation. As part of the acquisition, the Company acquired a portfolio of charged-off consumer credit card debt with a face value of approximately $2.8 billion (the “Portfolio Purchase”), entered into a forward flow agreement to purchase a minimum of $3.0 billion and up to $3.25 billion in face value of credit card charge-offs from Jefferson Capital over a five-year period beginning in July 2005 at a fixed price (the “Forward Flow”) and entered into an agreement to offer employment to approximately 120 employees of Jefferson Capital (the “Employment Offer”) at its collection site in St. Cloud, Minnesota in September 2005, after completion of a three-month transition period. In addition, the Company entered into a two-year agreement to sell Chapter 13 bankruptcies to Jefferson Capital based on a pre-set pricing schedule (the “BK Sales Agreement”) and agreed to provide Jefferson Capital with a prescribed number of accounts on a monthly basis for its balance transfer program, also on a pre-set pricing schedule (the “Balance Transfer Agreement”). The Portfolio Purchase, Forward Flow, Employment Offer, BK Sales Agreement and Balance Transfer Agreement are collectively referred to as the “Acquisition” or the “Business” acquired from Jefferson Capital.

             The Acquisition was accounted for as a business combination in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” and accordingly, the tangible and intangible assets acquired were recorded at their estimated fair values as of the date of the Acquisition. The final allocation of the purchase price is pending completion of a third party valuation of the assets acquired. Depending on the outcome of that valuation the preliminary purchase price allocation could change .

             The following unaudited pro forma condensed consolidated statements of operations have been prepared to assist you in your analysis of the financial effects of the Acquisition, and have been presented in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005, combines the historical results of Encore for the six months ended June 30, 2005, and the historical results of the Business acquired from Jefferson Capital for the period from January 1, 2005 through the date of acquisition on June 7, 2005, as if the Acquisition had occurred on January 1, 2005. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004, combines the historical results of Encore for the year ended December 31, 2004, and the historical results of the Business acquired from Jefferson Capital for the year ended December 31, 2004, as if the Acquisition had occurred on January 1, 2004.

             Encore’s information was derived from its unaudited condensed consolidated financial statements for the quarterly period ended June 30, 2005, and its audited consolidated financial statements for the year ended December 31, 2004. These unaudited and audited consolidated financial statements are included in Encore’s Form 10-Q, filed on August 4, 2005, and in Encore’s Form 10-K, filed on March 3, 2005, respectively.

             Jefferson Capital’s information was derived from its unaudited carve out financial statements for the period from January 1, 2005 through the date of acquisition on June 7, 2005, and its audited carve out financial statements for the year ended December 31, 2004.

             The unaudited pro forma condensed consolidated statements of operations do not reflect any operating efficiencies and cost savings that we may achieve as a result of the Acquisition, nor any expense associated with achieving those benefits.

             The unaudited pro forma condensed consolidated statements of operations presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes and are not necessarily indicative of what our results of operations actually would have been if the Acquisition had occurred as of the dates indicated, nor are they necessarily indicative of results of operations for any future periods. The unaudited pro forma condensed consolidated statements of operations, and the accompanying notes, should be read in conjunction with the historical consolidated financial statements, and the accompanying notes, contained in the annual reports and other information that Encore has filed with the Securities and Exchange Commission.

ENCORE CAPITAL GROUP, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2005
(In thousands, except per share data)

		Historical
		Jefferson
	Historical	Capital	Pro Forma
	Encore	Carve Out	Adjustments		Pro Forma

Revenue	$104,234	$5,759	$10,614	(A)	$120,607

Operating expenses:
Salaries and employee benefits	24,975	153	-		25,128
Cost of legal collections	16,987	-	-		16,987
Other operating expenses	8,792	883	-		9,675
Collection agency commissions	5,486	3,683	-		9,169
General and administrative expenses	5,027	345	-		5,372
Depreciation and amortization	928	15	-		943

Total operating expenses	62,195	5,079	-		67,274

Income before other income (expense)
and income taxes	42,039	680	10,614		53,333
Other income (expense)
Interest expense	(16,471)	-	(4,212)	(B)	(20,683)
Other income	608	-	-		608

Income before income taxes	26,176	680	6,402		33,258
Provision for income taxes	(10,627)	(281)	(2,594)	(C)	(13,502)

Net income	$15,549	$399	$3,808		$19,756

Weighted average shares outstanding	22,257				22,257
Incremental shares from assumed
conversion of stock options	1,309				1,309

Adjusted weighted average shares
outstanding	23,566				23,566

Earnings per share:
Basic	$0.70				$0.89

Diluted	$0.66				$0.84

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

ENCORE CAPITAL GROUP, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share data)

		Historical
		Jefferson
	Historical	Capital	Pro Forma
	Encore	Carve Out	Adjustments		Pro Forma

Revenue	$178,475	$7,456	$21,949	(A)	$207,880

Operating expenses:
Salaries and employee benefits	47,193	205	-		47,398
Cost of legal collections	28,202	-	-		28,202
Other operating expenses	13,645	1,221	-		14,866
Collection agency commissions	4,786	4,893	-		9,679
General and administrative expenses	9,212	516	-		9,728
Depreciation and amortization	1,951	25	-		1,976

Total operating expenses	104,989	6,860	-		111,849

Income before other income (expense)
and income taxes	73,486	596	21,949		96,031
Other income (expense)
Interest expense	(35,330)	-	(10,110)	(B)	(45,440)
Other income	690	-	-		690

Income before income taxes	38,846	596	11,839		51,281
Provision for income taxes	(15,670)	(246)	(4,770)	(C)	(20,686)

Net income	$23,176	$350	$7,069		$30,595

Weighted average shares outstanding	22,072				22,072
Incremental shares from assumed
conversion of stock options	1,409				1,409

Adjusted weighted average shares
outstanding	23,481				23,481

Earnings per share:
Basic	$1.05				$1.39

Diluted	$0.99				$1.30

        See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

ENCORE CAPITAL GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF 0PERATIONS

Note 1 – Basis of Presentation

             The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005, combines the historical results of Encore for the six months ended June 30, 2005, and the historical results of the Business acquired from Jefferson Capital for the period from January 1, 2005 through the date of acquisition on June 7, 2005, as if the Acquisition had occurred on January 1, 2005. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004, combines the historical results of Encore for the year ended December 31, 2004, and the historical results of the Business acquired from Jefferson Capital for the year ended December 31, 2004, as if the Acquisition had occurred on January 1, 2004.

             Jefferson Capital’s audited financial statements as of and for the years ended December 31, 2004 and 2003, have been filed as Exhibit 99.1 to this report.

             You should not rely on the unaudited condensed consolidated statement of operations data as being indicative of the historical results that would have occurred had Encore and the Business acquired from Jefferson Capital been combined during these periods or the future results that may be achieved after the Acquisition.

Note 2 – Preliminary Allocation of Purchase Price

             The Company’s preliminary allocation of the purchase price is summarized as follows (in thousands):

Investment in receivable portfolios	$ 95,708
Forward flow asset	42,152
Goodwill	5,000

Total purchase price	$142,860

             The final allocation of the purchase price is pending completion of a third party valuation of the assets acquired. Depending on the outcome of that valuation the preliminary purchase price allocation could change.

Note 3 – Pro Forma Adjustments

             The following pro forma adjustments are based on our preliminary allocation of the Jefferson Capital purchase price to acquired assets:

(A)	To convert the revenue recognition method from the cost recovery method used by Jefferson Capital to the accretion method used by Encore.

(B)	To record interest expense associated with borrowings incurred to fund the Acquisition of $142.9 million at an interest rate of 6.5% per annum and amortization of $2.5 million in deferred loan fees over a three-year period.

(C)	Reflects (i) the recording of an income tax provision on the additional income before income taxes and (ii) the adjustment of the effective tax rate to Encore’s rate.